                           SCHEDULE 14(A) INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                          WIND RIVER SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                          WIND RIVER SYSTEMS, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:
         -----------------------------------------------------------------------
     2.  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3.  Filing Party:
         -----------------------------------------------------------------------
     4.  Date Filed:
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
                                     [LOGO]
                               500 WIND RIVER WAY
                               ALAMEDA, CA 94501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 24, 1999

                            ------------------------

TO THE STOCKHOLDERS OF WIND RIVER SYSTEMS, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Wind River Systems, Inc., a Delaware corporation (the "Company" or "Wind River"), will be held on Thursday, June 24, 1999, at 10:00 a.m. local time at 600 Wind River Way, Alameda, California, for the following purposes:

    1. To elect five directors to hold office for the ensuing year and until their successors are elected and have qualified.

    2. To approve Wind River's 1993 Employee Stock Purchase Plan, as amended, to increase the number of shares of common stock authorized for issuance under such plan by 150,000 shares.

    3. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of Wind River for its fiscal year ending January 31, 2000.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on May 5, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          RICHARD W. KRABER
                                          SECRETARY

Alameda, California
May 24, 1999

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                     [LOGO]
                               500 WIND RIVER WAY
                           ALAMEDA, CALIFORNIA 94501

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of Wind River Systems, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on June 24, 1999, at 10:00 A.M. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Wind River Systems, Inc., 600 Wind River Way, Alameda, California. Wind River intends to mail this proxy statement and accompanying proxy card on or about May 24, 1999, to all stockholders entitled to vote at the Annual Meeting.

    On February 4, 1999, a three-for-two stock split was effected by means of payment of a stock dividend with respect to all of Wind River's common stock outstanding on January 19, 1999. All share numbers and prices in this Proxy Statement as of a date prior to February 4, 1999 have been adjusted to give effect to the stock dividend.

SOLICITATION

    Wind River will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. Wind River may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of Wind River or, at Wind River's request, D.F. King & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be $5,000, if it renders solicitation services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of common stock at the close of business on May 5, 1999, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 5, 1999, Wind River had outstanding and entitled to vote 40,492,666 shares of common stock.

    Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the selections specified thereon. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with Wind River's Secretary at the company's principal office, 500 Wind River Way, Alameda, California 94501, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in Wind River's proxy statement and form of proxy for the company's 2000 annual meeting of stockholders is January 25, 2000. Stockholders wishing to submit a proposal or a nomination for director that is not to be included in such proxy statement and proxy must do so between March 10, 2000 and April 10, 2000.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    There are five nominees for the five Board positions currently authorized in Wind River's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation, or removal. Four of the nominees currently serve as directors, and were previously elected by the stockholders. In April 1999, Mr. Wilner informed the Board that he does not intend to stand for re-election as a director for fiscal year 2000. Grant Inman has been nominated for election for the first time.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

    Set forth below is biographical information for each person nominated.

    JERRY L. FIDDLER, 47, has served as Chairman of the Board since he co-founded Wind River in February 1983. From February 1983 to March 1994, he also served as Chief Executive Officer of Wind River. Prior to founding Wind River, he was a computer scientist in the Real-Time Systems Group at Lawrence Berkeley Laboratory. Mr. Fiddler holds a B.A. in music and photography and an M.S. in computer science from the University of Illinois. He is a fellow of the Haas School of Business at the University of California, Berkeley.

    RONALD A. ABELMANN, 61, joined Wind River in March 1994 as Chief Executive Officer, President and Director. On April 22, 1999, Mr. Abelmann announced his intention to resign as Chief Executive Officer and President, effective June 24, 1999. From 1987 to 1993, he served as the founding Chief Executive Officer of Vantage Analysis Systems, a developer of VHDL-based simulation software for design automation. Previously, he served as Group Vice President and General Manager for the Instrument Division of Varian Associates. Mr. Abelmann currently serves as a director of Emultek, Inc. and Antrim Design Systems, Inc. Mr. Abelmann holds a B.S. and an M.S. in applied physics from the University of California at Los Angeles, and an M.B.A. from Stanford University.

    WILLIAM B. ELMORE, 46, was elected a director of Wind River in August 1990. He has been a general partner of Foundation Capital, a venture capital investment firm since 1995. From 1987 to 1995, he was a general partner of Inman & Bowman and Inman & Bowman Entrepreneurs, venture capital investment firms. Mr. Elmore currently serves as a director of ParcPlace-Digitalk, Inc. and Onyx Software, Inc. Mr. Elmore holds a B.S. and an M.S. in electrical engineering from Purdue University and an M.B.A. from Stanford University.

    DAVID B. PRATT, 59, became a director of Wind River in April 1995. He has been the president and chief executive officer of FlashPoint Technology, Inc. since January 1999. He was a Venture Partner with Foundation Capital from January 1998 to June 1998. From 1988 to December 1997, he was an officer, most recently Executive Vice President and Chief Operating Officer of Adobe Systems Incorporated, a developer of software for printing and publishing. From 1987 to 1988, he was Executive Vice President and Chief Operating Officer of Logitech Corporation. From 1986 to 1987, he was Senior Vice President and Chief Operating Officer of Quantum Corporation. Mr. Pratt holds a B.S.E.E. degree from the Massachusetts Institute of Technology and an M.B.A. from the University of Chicago.

    DAVID N. WILNER, 45, has served as Chief Technical Officer and a Director since he co-founded the Company in February 1983. Prior to founding the Company, he was a senior staff scientist in the Real-Time Systems Group at Lawrence Berkeley Laboratory. Mr. Wilner holds a B.S. in computer science from the University of California at Berkeley.

    GRANT INMAN, 57, is currently the President of Inman Investment Management, a private venture capital investment firm. From 1985 to 1998 he was a general partner of Inman & Bowman, a private venture capital investment firm. Mr. Inman serves as a director of LAM Research Corporation, My Software Company, Paychex, Inc. and several privately held companies. He is a trustee of the University of California, Berkeley Foundation, and is also a trustee of the University of Oregon Foundation. Mr. Inman holds a B.A. degree in economics from the University of Oregon and an M.B.A. in finance from the University of California, Berkeley.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended January 31, 1999, the Board of Directors held five meetings. The Board has an Audit Committee and a Compensation Committee. It has no nominating committee.

    The Audit Committee (i) recommends to the Board the independent accountants to audit the company's accounts and records, (ii) reviews, with Wind River management and the independent accountants, the scope and plans for audit procedures to be utilized; results of audits; and internal reviews, (iii) reviews the adequacy and effectiveness of the company's internal accounting controls, and (iv) performs any other duties and functions required by any organization under which Wind River's securities may be listed. The Audit Committee is composed of two non-employee directors: Messrs. Elmore and Pratt. It met once during fiscal 1999.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under Wind River's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Elmore and Pratt. It met twice during fiscal 1999. The Stock Option Committee may make awards of stock options to employees who are not officers, in amounts of up to 10,000 shares per employee annually. The Stock Option Committee is comprised of Mr. Abelmann. It acted 14 times during the fiscal year.

                                   PROPOSAL 2
         APPROVAL OF AMENDMENT OF THE 1993 EMPLOYEE STOCK PURCHASE PLAN

    In March 1993, the Board of Directors of the Company adopted, and the stockholders subsequently approved, the Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan"). As a result of an amendment to the Purchase Plan in 1995, an aggregate of 1,350,000 shares of common stock have been reserved for issuance under the Purchase Plan.

    In April 1999, the Board amended the Purchase Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan by 150,000 shares to a total of 1,500,000 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant purchase rights at levels determined appropriate by the Board.

    During the last fiscal year, shares of Common Stock were purchased in the amounts and at the weighted average prices per share under the Purchase Plan as follows: David G. Fraser 738 shares ($20.2758), Curtis B. Schacker 738 shares ($20.2758), all current executive officers as a group 1476 shares ($20.2759), and all employees (excluding executive officers) as a group 119,784 shares ($20.2726).

    As of April 30, 1999, 995,527 shares of the Company's Common Stock had been issued under the Purchase Plan. Only 354,473 shares of Common Stock (plus any shares that might in the future be returned to the Purchase Plan as a result of cancellations or expiration of purchase rights) remained available for future issuance under the Purchase Plan.

    Stockholders are requested in this Proposal 2 to approve the Purchase Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan, as amended.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. All of the Company's approximately 643 employees are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

    The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

    The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board, and has delegated administration of the Purchase Plan to the

Compensation Committee. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee and to the Board.

OFFERINGS

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is six months long. Currently, offerings commence each January 1 or July 1 and terminate on June 30 and December 31, respectively.

ELIGIBILITY

    Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or by any subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. Officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the offerings under the Purchase Plan. However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

    Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 15% of such employees' total compensation during the offering, up to a maximum of $7,500.

PURCHASE PRICE

    The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or (ii) 85% of the fair market value of a share of Common Stock on the last day of the offering.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions during the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the Board provides in the offering. A participant may not increase or begin such payroll deductions after the beginning of an offering, except, if the Board provides, in the case of an employee who first becomes eligible to participate as of a date specified during the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may not make additional payments into such account.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of

Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See "Withdrawal" below.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time up to 10 days prior to the end of the applicable offering.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any reason, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate on November 16, 2003.

    The Board may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders within 12 months of its adoption by the Board if the amendment would (i) increase the number of shares of Common Stock reserved for issuance under the Purchase Plan, (ii) modify the requirements relating to eligibility for participation in the Purchase Plan, or
(iii) modify any other provision of the Purchase Plan in a manner that would materially increase the benefits accruing to participants under the Purchase Plan, if such approval is required in order to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion, any successor corporation may assume such outstanding rights or substitute similar rights for those outstanding under the Plan, such rights may continue in full force and effect or participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participant's rights under the then-ongoing offering terminated.

STOCK SUBJECT TO PURCHASE PLAN

    If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                   PROPOSAL 3
              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected PricewaterhouseCoopers LLP as Wind River's independent accountants for the fiscal year ending January 31, 2000 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited Wind River's financial statements since the fiscal year ended January 31, 1990. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of PricewaterhouseCoopers LLP as Wind River's independent accountants is not required by Wind River's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of Wind River and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table and footnotes set forth certain information regarding the ownership of Wind River's common stock as of May 5, 1999, by: (i) each director and nominee for director as of May 5, 1999; (ii) each of the executive officers named in the Summary Compensation below; (iii) all executive officers and directors of Wind River as a group; and (iv) all those known by Wind River to be beneficial owners of more than five percent of its common stock:

                            BENEFICIAL OWNERSHIP(1)

BENEFICIAL OWNERS                                            NUMBER OF SHARES   PERCENT OF TOTAL
-----------------------------------------------------------  -----------------  -----------------
Jerry L. Fiddler(2)........................................       4,273,013             10.55
  500 Wind River Way
  Alameda, CA 94501

David N. Wilner(3).........................................       2,758,112              6.81
  500 Wind River Way
  Alameda, CA 94501

Pilgrim Baxter and Associates..............................       2,631,225              6.50
  1255 Drummers Lane, Suite 300
  Wayne, PA 19087

AMVESCAP PLC...............................................       2,311,215              5.71
  11 Devonshire Square
  London EC2M 4YR England

Ronald A. Abelmann(4)......................................         617,309              1.52

Graham D. Shenton(5).......................................         255,453                 *

Curtis B. Schacker(6)......................................         176,395                 *

Richard W. Kraber(7).......................................         152,020                 *

Grant Inman................................................         129,000                 *

William B. Elmore(8).......................................         173,693                 *

David G. Fraser(9).........................................         107,601                 *

David B. Pratt(10).........................................          34,733                 *

Robert L. Wheaton..........................................              --                 *

All executive officers and directors as a group (12                                     21.21
persons) (11)..............................................       8,586,112

------------------------

*   Less than one per cent.

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 40,492,666 shares outstanding on May 5, 1999, adjusted as required by rules promulgated by the SEC.

(2) Includes 3,270,431 shares held by The Fiddler and Alden Family Trust, of which Mr. Fiddler is a trustee; 555,000 shares held by the Jazem II Family Partners LP, of which Mr. Fiddler is a general partner; and 328,704 shares held by Jazem III Family Partners LP, of which Mr. Fiddler is also a partner. Also includes 118,878 shares subject to stock options exercisable within 60 days of May 5, 1999.

(3) Includes 384,600 shares held in trust for Mr. Wilner's minor child. Also includes 115,562 shares subject to stock options exercisable within 60 days of May 5, 1999.

(4) Includes 579,374 shares subject to stock options exercisable within 60 days of May 5, 1999.

(5) Includes 197,554 shares subject to stock options exercisable within 60 days of May 5, 1999.

(6) Includes 167,611 shares subject to stock options held by officers and directors exercisable within 60 days of May 5, 1999.

(7) Includes 152,020 shares subject to stock options held by officers and directors exercisable within 60 days of May 5, 1999.

(8) Includes 49,500 shares subject to stock options exercisable within 60 days of May 5, 1999.

(9) Includes 100,403 shares subject to stock options held by officers and directors exercisable within 60 days of May 5, 1999.

(10) Includes 32,625 shares subject to stock options exercisable within 60 days of May 5, 1999.

(11) Includes 1,482,310 shares subject to stock options held by officers and directors exercisable within 60 days of May 5, 1999. See footnotes (2)-(10)

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires Wind River's directors and executive officers, and persons who own more than ten percent of a registered class of Wind River's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Wind River. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Wind River with copies of all Section 16(a) forms they file.

    To Wind River's knowledge, based solely on a review of the copies of such reports furnished to Wind River and written representations that no other reports were required, during the fiscal year ended January 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                DIRECTORS' AND EXECUTIVE OFFICERS' COMPENSATION

COMPENSATION OF DIRECTORS

    Each director who is not an employee of Wind River (a "Non-Employee Director") receives a per meeting fee of $1,200. In accordance with Company policy, Directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Directors who are also executive officers of Wind River are not separately compensated for their service as directors.

    All Non-Employee Directors participate in Wind River's 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the automatic grant of options to purchase common stock of Wind River to Non-Employee Directors. Stock options granted under the Director's Plan have an exercise price equal to the fair market value of the common stock on the date of grant and expire ten years from the date of grant. Under the Directors' Plan, each person who was a Non-Employee Director on April 27, 1995 was granted, and each person after such date who is elected for the first time as a Non-Employee Director will automatically be granted, an option to purchase 15,000 shares of common stock upon the date of his or her election to the Board, whichever is applicable, which vests in four equal annual installments. Additionally, on April 1 of each year, commencing with April 1, 1996, each person who is then a Non-Employee Director automatically is granted an option to purchase 3,000 shares of common stock vesting in full one year from the grant date, provided the optionee has attended at least 75% of the meetings of the Board and any committees on which he serves held during such period. As of

May 5, 1999, options to purchase 88,125 shares were outstanding under the Directors' Plan and 232,500 shares remained available for grant.

    During the last fiscal year, options were granted covering 4,500 shares to each of Messrs. Elmore and Pratt at an exercise price of $27.8334 per share.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

    The following table shows for the fiscal year ended January 31, 1999, compensation awarded or paid to, or earned by Wind River's Chief Executive Officer and its other five most highly compensated executive officers who earned over $100,000 (the "Named Executive Officers"):

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                        ANNUAL COMPENSATION     -----------------
                                               FISCAL   --------------------    SHARES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR     SALARY     BONUS(1)     OPTIONS (#)(2)     COMPENSATION(6)
---------------------------------------------  ------   --------    --------    -----------------   ---------------
Ronald A. Abelmann...........................   1999    $325,000    $132,075(3)      112,500           $187,553
  President and                                 1998    $271,250    $127,875(3)      325,000                 --
  Chief Executive Officer                       1997    $228,333(3) $161,000(3)       60,000                 --
Graham D. Shenton............................   1999    $170,467    $ 89,324          30,000           $ 70,429
  Managing Director of European                 1998    $154,970    $ 78,704         150,000                 --
  Operations                                    1997    $138,675    $ 87,828          40,500                 --
David G. Fraser..............................   1999    $178,333    $ 68,226          45,000           $ 18,622
  Vice President of Engineering                 1998    $153,417    $ 73,147         100,000                 --
                                                1997    $135,500    $ 89,550          75,936                 --
Richard W. Kraber............................   1999    $178,333    $ 67,714          45,000           $ 67,909
  Vice President of Finance and                 1998    $153,750    $ 72,992         100,000                 --
  Chief Financial Officer                       1997    $139,583    $ 97,900          42,750                 --
Curtis B. Schacker (4).......................   1999    $162,500    $ 71,567         150,000           $ 22,217
  Vice President of Marketing                   1998    $ 96,100    $115,846         195,000                 --
                                                1997    $ 78,600    $121,781          50,625                 --
Robert L. Wheaton (5)........................   1999    $152,020    $ 38,736              --                 --
  Senior Vice President of Sales                1998    $154,083    $ 99,423         100,000                 --
                                                1997    $143,605    $117,202          30,000                 --

------------------------

(1) Includes bonuses and sales commissions earned in respective fiscal year and paid the following fiscal year pursuant to Wind River's fiscal management incentive arrangements.

(2) Options have exercise prices ranging from 85% to 110% of the fair market value of the common stock at the time of the grant. With the exception of an option grant to Mr. Fiddler, all options granted after fiscal year 1997 have exercise prices equal to 100% of the fair market value of the common stock at the time of the grant. A grant was made to Mr. Fiddler on May 13, 1998 at 110% of the fair market value of the common stock at the time of the grant.

(3) Payment of portions of Mr. Abelmann's salary for fiscal year 1997 and all of his bonus for fiscal years 1997, 1998 and 1999 as been deferred.

(4) Mr. Schacker became an officer of Wind River in November 1997.

(5) Mr. Wheaton resigned as an officer of Wind River on September 15, 1998. Compensation for fiscal year 1998 includes consulting payments made to Mr. Wheaton following his resignation.

(6) Amounts represent life insurance premiums paid on behalf of each named executive officer. Of these premiums, the following amounts were reported as taxable income to each individual: Mr. Abelmann ($1,866), Mr. Shenton ($1,470), Mr. Fraser ($390), Mr. Kraber ($537), and Mr. Schacker ($420).

                       STOCK OPTION GRANTS AND EXERCISES

    Wind River's executive officers are awarded stock options under the 1987 Equity Incentive Plan and 1998 Equity Incentive Plan (the "Equity Plans"). The Equity Plans provide that, in the event of a dissolution or liquidation of the company, specified type of merger or other corporate reorganization, at the sole discretion of the Board and to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the Equity Plans or substitute similar awards for those outstanding under the Equity Plans, outstanding options will continue in full force and effect or outstanding options will be accelerated. In the event that any surviving corporation declines to assume or continue options outstanding under the Equity Plans, or to substitute similar awards, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised at or prior to such event. The Equity Plans also provide for the acceleration of vesting for options that otherwise would vest within the thirty (30) month period following the occurrence of certain hostile changes of control. A "hostile" change of control would involve either (i) the acquisition by any person or related group of a majority of the Company's voting securities which has not been approved by the Board of Directors or (ii) a change of a majority of the members of the Board of Directors in a 24-month period where the new directors were not approved by a majority of the members of the Board of Directors at the beginning of such period or were seated as the result of a proxy contest or other contest over election of members of the Board of Directors.

    The following tables show for the fiscal year ended January 31, 1999, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                     VALUE
                                                                                               AT ASSUMED ANNUAL
                                                 % OF TOTAL                                         RATES OF
                               NUMBER OF           OPTIONS                                        STOCK PRICE
                                 SHARES          GRANTED TO        PER SHARE                      APPRECIATION
                               UNDERLYING         EMPLOYEES        EXERCISE                   FOR OPTION TERM (4)
                                OPTIONS           IN FISCAL          PRICE      EXPIRATION   ----------------------
NAME                         GRANTED (#)(1)       YEAR (2)          ($)(3)         DATE        5% ($)     10% ($)
---------------------------  --------------  -------------------  -----------  ------------  ----------  ----------
Ronald A. Abelmann.........       112,500              4.56%         22.4584     05/12/2008   1,657,655   4,136,118

Graham D. Shenton..........        30,000              1.21%         22.4584     05/12/2008     442,041   1,102,965

David G. Fraser............        45,000              1.82%         22.4584     05/12/2008     663,062   1,654,447

Richard W. Kraber..........        45,000              1.82%         22.4584     05/12/2008     663,062   1,654,447

Curtis B. Schacker.........        45,000              1.82%         22.4584     05/12/2008     663,062   1,654,447
                                  105,000              4.25%         27.3334     02/12/2005      77,395   1,904,363

Robert L. Wheaton..........            --                --               --             --          --          --

------------------------

(1) Options generally become exercisable at a rate of 1/4 of the shares subject to the option at the end of the first year and 1/48 of the shares subject to the option at the end of each month thereafter.

(2) Based on options to purchase 2,470,755 shares of common stock granted in the fiscal year ended January 31, 1999.

(3) For all options granted in fiscal 1999 (with the exception of the grant to Mr. Fiddler explained in the summary compensation table), the exercise price is equal to the fair market value of Wind River's common stock at the time of the grant.

(4) The potential realizable value is based on the term of the option at its time of grant. In accordance with rules promulgated by the SEC, it is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. Unless the market price of the company's common stock appreciates over the option term, no value will be realized from these option grants. There can be no assurance that the values shown in this table will be achieved.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999
                AND VALUE OF OPTIONS AT END OF FISCAL YEAR 1999

                                                                             NUMBER OF
                                                                            SECURITIES
                                                                            UNDERLYING      VALUE OF UNEXERCISED
                                                                            UNEXERCISED     IN-THE-MONEY OPTIONS
                                                                         OPTIONS AT END OF         AT END
                                           NUMBER OF                      FISCAL 1999(#)    OF FISCAL 1999($)(2)
                                        SHARES ACQUIRED      VALUE         EXERCISABLE/         EXERCISABLE/
NAME                                    ON EXERCISE(#)   REALIZED($)(1)    UNEXERCISABLE        UNEXERCISABLE
--------------------------------------  ---------------  --------------  -----------------  ---------------------
Ronald A. Abelmann....................       315,000      $  8,619,419     460,401/598,037  $   6,799,891/971,275
Graham D. Shenton.....................        73,500      $  2,131,460     161,146/174,104  $   2,291,653/319,834
David G. Fraser.......................        40,500      $    937,268      61,594/182,534  $     374,649/225,939
Richard W. Kraber.....................       115,500      $  2,763,545      84,949/230,051  $     669,206/976,755
Curtis B. Schacker....................        30,001      $    522,334     107,294/290,582  $     445,584/285,602
Robert L. Wheaton.....................        83,776      $  1,496,552             8,813/0  $           108,300/0

------------------------

(1) Value realized is based on the fair market value of Wind River's common stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Fair market value of Wind River's common stock on January 31, 1999 ($22.00 per share) minus the exercise price of the options.

                              EMPLOYMENT AGREEMENT

    In March 1994, Wind River and Mr. Abelmann entered into an employment agreement providing for the employment of Mr. Abelmann as President and Chief Executive Officer. The agreement provided for Mr. Abelmann's base salary and bonuses of up to 50% of base salary determined upon the achievement of worldwide goals related to revenue and net income.

    Under the agreement, Mr. Abelmann was granted an option to purchase 1,223,438 shares of Wind River's common stock under Wind River's 1987 Equity Incentive Plan (the "1987 Plan") with an exercise price equal to the then fair market value of the common stock. In addition, 168,750 shares of Wind River's common stock were purchased with cash and a full recourse promissory note (the "Note"), also under the 1987 Plan. The Note was paid in full in 1996.

    The agreement also provides that, in the event Mr. Abelmann's employment is terminated by Wind River without cause, he will receive continued payment of his base salary for six months thereafter, reduced by any other compensation received during that period.

                                 SEVERANCE PLAN

    In November 1995, the Compensation Committee of the Board of Directors adopted a Change in Control Incentive and Severance Benefit Plan (the "Severance Plan") to provide an incentive to officers of Wind River with the title of Vice President or above in the event of certain "change of control" transactions, and severance benefits in the event of certain terminations of employment within twelve (12) months of the change of control.

    Upon the occurrence of a change of control, all executive officers, except the Chief Executive Officer, will receive acceleration of vesting for all shares subject to stock options which would otherwise have vested within one year of the date of the change of control. The Chief Executive Officer will receive two years' worth of accelerated vesting, except to the extent that the option acceleration would create adverse tax consequences for the Chief Executive Officer and Wind River under the golden parachute provisions of sections 280G and 49999 of the Code, in which case the Chief Executive Officer will have accelerated the maximum number of shares allowed under the golden parachute provisions.

    If an executive officer other than the Chief Executive Officer is terminated without "Cause" or voluntarily terminates with "Good Reason" (in each case as defined in the Severance Plan) within twelve (12) months of a change in control, the executive will receive continued compensation for 12 months (including an estimated bonus amount), continued health insurance for the same period, and accelerated vesting of stock options that would otherwise vest within one year of the date of termination. In addition, for the Chief Executive Officer, any shares which would have received acceleration of vesting on account of the change in control but did not because of the limitation to avoid the golden parachute tax provisions shall receive accelerated vesting on the termination date. If the total severance payments would cause an executive to become liable for golden parachute excise tax payments, then Wind River shall pay that executive's excise tax liability and all other taxes associated with Wind River's payment of the excise tax in order to leave the executive in the same after-tax position as if no excise tax had been imposed.

                              CERTAIN TRANSACTIONS

    Wind River has entered into indemnity agreements with certain officers and directors which provide, among other things, that Wind River will indemnify such officer and director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of Wind River, and otherwise to the full extent permitted under Delaware law and Wind River's By-laws.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

    The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Committee") the authority to establish and maintain the compensation programs for all employees, including executives. For the Chief Executive Officer and other executive officers, the Committee evaluates performance and determines compensation policies and levels. The Committee is presently comprised of two non-employee directors. Neither of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member.

    The objectives of Wind River's executive compensation policies are to attract, retain and reward executive officers who contribute to Wind River's success, to align the financial interests of executive officers with the performance of the company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve Wind River's business objectives and to reward individual performance. In carrying out these objectives, the Committee considers the level of compensation paid to executive officers in positions of companies similarly situated in size and products, the individual performance of each executive officer, corporate performance, and the responsibility and authority of each position relative to other positions within Wind River.

    An executive officer's base salary is supplemented by two additional compensation components: awards under the Management Incentive Plan ("MIP"), designed to reward participants for individual and Company-wide performance; and stock options, designed to provide long-term incentives to all employees of Wind River. Each of these components is discussed in turn below:

BASE SALARY

    The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is at the lower end of the competitive range for those companies. In establishing base salaries for executive officers, the company considers the individual executive's level of responsibility, compensation surveys and market data of general industry companies of similar size. These companies include some, but not all, of the companies on the Nasdaq Computer and Data Processing

Stocks Index and are selected to represent the types of companies with which Wind River competes in the market for executive talent. Salaries for executives are reviewed on an annual basis and may be changed at that time on the basis of a subjective analysis of the individual performance of the executive, Wind River's financial performance and changes in salary levels at comparable companies.

MANAGEMENT INCENTIVE PLAN

    The Management Incentive Plan ("MIP") has been established to provide cash bonuses to reward executives for their contributions to the achievement of Company-wide performance goals. The MIP provides for the yearly establishment of a compensation pool based on achieving worldwide goals related to revenue and net income in Wind River's operating plan, as well as other objectives in the operating plan specific to such officers' individual areas of management responsibility.

STOCK OPTION PLANS

    The Equity Plans and the 1998 Non-Officer Stock Option Plan were established to provide all employees of Wind River with an opportunity to share, along with the stockholders of Wind River, in the long-term performance of Wind River. Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Stock options generally have a four-year vesting schedule and generally expire ten years from the date of grant. Certain stock options vest in accordance with corporate performance criteria established from time to time by the Committee. The exercise price of stock options is typically 100% of fair market value of the underlying stock on the date of grant.

    The Compensation Committee considers, periodically, the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a subjective analysis of individual performance, Wind River's financial performance, and the executive's existing options.

    Section 162(m) of the Code limits Wind River to a deduction for federal income tax purposes of no more than $1 million paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the Equity Plans with exercise prices at least equal to the fair market value of Wind River's common stock on the date of grant shall be treated as "performance-based compensation."

CHIEF EXECUTIVE OFFICER COMPENSATION

    The base salary established for Mr. Abelmann for fiscal 1999 was determined based upon reference to external competitive pay practices, the above described compensation approach to executive officers and a subjective assessment by this Committee of Mr. Abelmann's performance. In addition, as a result of both Wind River's and his individual performance during fiscal 1999, Mr. Abelmann was awarded a cash bonus of $121,875 and granted options to purchase 112,500 shares of common stock.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

William B. Elmore

David B. Pratt

                     PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows a comparison of cumulative returns for Wind River's common stock, the Nasdaq Stock Market (United States Companies) and the Nasdaq Computer and Data Processing Stocks Index on April 15, 1993, when Wind River's common stock commenced public trading, and at the end of fiscal years 1994 through 1999. The graph assumes an investment of $100 in each of Wind River's common stock, Nasdaq Stock Market (United States Companies) and Nasdaq Computer and Data Processing Stocks Index and that all dividends were reinvested.

                          TOTAL RETURN TO STOCKHOLDERS
                         (DIVIDENDS REINVESTED MONTHLY)
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    TOTAL STOCKHOLDER RETURN
FISCAL YEAR ENDED
                                        WIND RIVER SYSTEMS, INC.          NASDAQ US INDEX COMPOSITE
Jan-94                                                   $100.00                            $100.00
Jan-95                                                   $144.90                            $114.17
Jan-96                                                   $463.20                            $161.40
Jan-97                                                 $1,245.79                            $211.51
Jan-98                                                 $1,345.29                            $250.34
Jan-99                                                 $1,212.12                            $326.27

    TOTAL STOCKHOLDER RETURN
FISCAL YEAR ENDED
                                              NASDAQ COMPUTER & DATA PROCESSING
Jan-94                                                                  $100.00
Jan-95                                                                  $127.33
Jan-96                                                                  $197.06
Jan-97                                                                  $267.51
Jan-98                                                                  $324.22
Jan-99                                                                  $577.07

------------------------

(1) The Section is not "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of Wind River under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          RICHARD W. KRABER
                                          SECRETARY

May 24, 1999

                                 WIND RIVER SYSTEMS

                            EMPLOYEE STOCK PURCHASE PLAN

                       Adjusted for Stock Split May 24, 1996
                      Adjusted for Stock Split March 10, 1997
                     Adjusted for Stock Split February 4, 1999
                           As Amended through May 5, 1999



1.   PURPOSE.

          (a) The purpose of the Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Wind River Systems, Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

     2.   ADMINISTRATION.

          (a) The Plan shall be administered by the Board of Directors (the "Board") of the Company unless and until the Board delegates administration to a Committee, as provided in subparagraph 2(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

               (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

               (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

               (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

               (iv)   To amend the Plan as provided in paragraph 13.

               (v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a Committee composed of not fewer than two (2) members of the Board (the "Committee"). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

     3.   SHARES SUBJECT TO THE PLAN.

          (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million five hundred thousand (1,500,000) of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

          (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

     4.   GRANT OF RIGHTS; OFFERING.

          The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. If an employee has more than one right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (1) each agreement or notice delivered by that employee will be deemed to apply to all of his or her rights under the Plan, and (2) a right with a lower exercise price (or an earlier-granted right, if two rights have identical exercise prices), will be exercised to the fullest possible extent before a right with a higher exercise price (or a later-granted right, if two rights have identical exercise prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering or otherwise) the substance of the provisions contained in paragraphs 5 through 8, inclusive.

     5.   ELIGIBILITY.

          (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan, unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year.

          (b) The Board or the Committee may provide that, each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

               (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

               (ii) the Purchase Period (as defined below) for such right shall begin on its Offering Date and end coincident with the end of such Offering; and

               (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Purchase Period (as defined below) for such Offering, he or she will not receive any right under that Offering.

          (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

          (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

          (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

     6.   RIGHTS; PURCHASE PRICE.

          (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding fifteen percent (15%) of such employee's Earnings (as defined in Section 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no more than twenty-seven (27) months after the Offering Date (the "Purchase Period"). In connection with each Offering made under this Plan, the Board or the Committee shall specify a maximum number of shares which may be purchased by any employee as well as a maximum aggregate number of shares which may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering which contains more than one Exercise Date (as defined in the Offering), the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Exercise Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

          (b) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

               (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

               (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Exercise Date.

     7.   PARTICIPATION; WITHDRAWAL; TERMINATION.

          (a) An eligible employee may become a participant in an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Purchase Period. "Earnings" is defined as the total compensation paid to an employee, including all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero), increase or begin such payroll deductions after the beginning of any Purchase Period only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Purchase Period.

          (b) At any time during a Purchase Period a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Purchase Period except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's interest in that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan, but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

          (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating employee's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

          (d) Rights granted under the Plan shall not be transferable, and shall be exercisable only by the person to whom such rights are granted.

     8.   EXERCISE.

          (a) On each exercise date, as defined in the relevant Offering (an "Exercise Date"), each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Exercise Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after said final Exercise Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account after the purchase of shares which is equal to the amount required to purchase whole shares of stock on the final Exercise Date of an Offering shall be distributed in full to the participant after such Exercise Date, without interest.

          (b) No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). If on an Exercise Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Exercise Date and the Exercise Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Exercise Date shall not be delayed more than two (2) months and the Exercise Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Exercise Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the purchase period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

          9.   COVENANTS OF THE COMPANY.

          (a) During the terms of the rights granted under the Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such rights.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

     10.  USE OF PROCEEDS FROM STOCK.

          Proceeds from the sale of stock pursuant to rights granted under the Plan shall constitute general funds of the Company.

     11.  RIGHTS AS A STOCKHOLDER.

          A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shareholdings acquired upon exercise of rights under the Plan are recorded in the books of the Company.

     12.  ADJUSTMENTS UPON CHANGES IN STOCK.

          (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights.

          (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then, as determined by the Board in its sole discretion (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

     13.  AMENDMENT OF THE PLAN.

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for rights under the Plan;

               (ii) Modify the provisions as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3")); or

               (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3.

It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

          (b) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on November 16, 2003. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation.

     15.  EFFECTIVE DATE OF PLAN.

          The Plan shall become effective as determined by the Board, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

                          WIND RIVER SYSTEMS, INC.
              PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 1999


The undersigned hereby appoints Ronald A. Abelmann and Richard W. Kraber, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Wind River Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Wind River Systems, Inc. to be held at 600 Wind River Way, Alameda, California on June 24, 1999 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

             (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE USING
    DARK INK ONLY.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR LISTED BELOW.

                                 FOR all nominees              WITHHOLD
                                listed below (except           AUTHORITY
                                 as marked to the           to vote for all
                                  contrary below).       nominees listed below.
PROPOSAL 1:  To elect
directors to hold office until
the next Annual Meeting of             / /                        / /
Stockholders and until their
successors are elected.


NOMINEES: Jerry L. Fiddler, Ronald A. Abelmann, William B. Elmore,
          David B. Pratt, Grant Inman


TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW

--------------------------------------------------


MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSALS 2 AND 3.


                                               FOR       AGAINST      ABSTAIN

PROPOSAL 2: To approve the Company's
1993 Employee Stock Purchase Plan, as
amended to increase the number of shares       / /         / /          / /
of common stock authorized for issuance
under such plan by 150,000 shares.


                                               FOR       AGAINST      ABSTAIN

PROPOSAL 3:  To ratify the selection of
PricewaterhouseCoopers LLP as independent
accountants of the Company for its fiscal      / /         / /          / /
year ending January 31, 2000.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                                          Dated
----------------------------   ------------------------        ----------------
       Signature(s)

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.